UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

FIRST COMMUNITY BANK CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Florida	000-50357	65-0623023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Belcher Road, Pinellas Park, Florida	33782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 520-0987

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2011, First Community Bank Corporation of America (“FCBCA”) and its wholly owned subsidiary, First Community Bank of America (the “Bank”), each entered into a Stipulation and Consent to the Issuance of Order to Cease and Desist with the Office of Thrift Supervision (“OTS”), and the OTS issued Orders to Cease and Desist to each of FCBCA and the Bank.

Under the terms of the OTS Orders, the Bank and FCBCA are required to, among other things:

within sixty (60) days, submit a written plan for the Bank to achieve by June 30, 2011, and thereafter maintain, a Tier 1 Capital Ratio equal to or greater than eight percent (8%) and a Total Risk-Based Capital Ratio equal to or greater than thirteen percent (13%) (the “Bank Capital Plan”);

within sixty (60) days, submit for review and non-objection a written plan for FCBCA to achieve by June 30, 2011, and thereafter maintain, the capital requirements imposed by the OTS on the Bank;

within sixty (60) days, submit for review and non-objection a written business plan for the Bank for 2011 and 2012 that addresses all corrective actions in the 2010 OTS examination relating to the Bank’s business operations, including the Bank’s plans to improve its core earnings and achieve profitability on a consistent basis throughout the term of the Business Plan (the “Bank Business Plan”);

within sixty (60) days, submit for review and non-objection a written business plan for FCBCA for 2011 and 2012 that addresses, among other things, the capital needs and requirements of the Bank, the capital necessary to support operations and debt service at FCBCA, and plans to improve FCBCA’s core earnings, reduce expenses, and achieve profitability on a consistent basis throughout the term of the Business Plan;

within sixty (60) days, revise the Bank’s policies, procedures and methodology relating to the timely establishment and maintenance of an adequate allowance for loan and lease losses (ALLL) level (ALLL Policy) to address all corrective actions set forth in the 2010 OTS Examination relating to ALLL;

within sixty (60) days, submit an updated comprehensive written plan with specific strategies, targets and timeframes to reduce the Bank’s level of problem assets;

within sixty (60) days, develop, implement and adhere to a formal written Risk Management Function and Plan for the Bank that addresses all corrective actions discussed in the 2010 OTS Examination related to risk management at the Bank;

within sixty (60) days, develop, implement and adhere to a formal written Enterprise Risk Management Function and Plan for FCBCA that addresses all corrective actions discussed in the 2010 OTS Examination related to enterprise risk management;

within sixty (60) days, revise the Bank’s liquidity and funds management policies and procedures to address all corrective actions set forth in the 2010 OTS Examination relating to liquidity and funds management;

prepare and provide to the OTS various reports, including progress reports; and

ensure the Bank’s compliance with applicable laws, rules, regulations and agency guidelines, including the terms of the Orders.

Under the terms of the OTS Orders, the Bank and FCBCA may not:

increase the Bank’s total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written notice of non-objection by the OTS;

incur, issue, renew, or rollover any debt, increase any current lines of credit, or otherwise incur any additional debt without receiving the prior written non-objection of the OTS;

originate or purchase any new nonresidential real estate loans until the OTS approves the Bank Capital Plan and notifies the Bank that it does not object to the Bank Business Plan;

appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without prior notice to the OTS;

enter into, renew, extend or revise any compensation or benefit agreements for directors or senior executive officers without prior notice to the OTS;

pay dividends or make any capital distributions without the prior approval of the OTS;

make any golden parachute payments or prohibited indemnification payments unless they comply with applicable regulations; or

make any incentive compensation payments to any senior executive officers who are directors of the Bank without prior approval of the OTS.

The OTS orders will remain in effect until modified or terminated by the OTS.

All customer deposits remain fully insured to the fullest extent permitted by the FDIC. The Bank expects to continue to serve its customers in all areas including making loans (other than nonresidential real estate loans), establishing lines of credit, accepting deposits and processing banking transactions. Neither FCBCA nor the Bank admitted any wrongdoing in entering into the respective Stipulation and Consent to the Issuance of a Cease and Desist Order. The OTS did not impose or recommend any monetary penalties.

The intent of the OTS to issue the Orders to Cease and Desist, as well as copies of the proposed Orders, were provided to CBM Florida Holding Company (“CBMHC”) and Community Bank & Company (“CB&C”) in January, 2011, prior to our entering into the Acquisition Agreement, dated February 10, 2011, among FCBC, the Bank, CBMHC and CB&C, which has been previously disclosed. The OTS refused to refrain from issuing the Cease and Desist Orders pending (i) the execution of the Acquisition Agreement, or (ii) the earlier of the closing of the merger of the Bank with and into CB&C, pursuant to the Acquisition Agreement, or the termination of the Acquisition Agreement. The Orders to Cease and Desist should terminate if and when the Bank is merged with and into CB&C, pursuant to the Acquisition Agreement.

The foregoing description of FCBCA’s and the Bank’s Order and the Stipulation and Consent set forth in this Item 1.01 is qualified in its entirety by reference to the Orders and Stipulations and Consents, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference herein in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Community Bank of America’s Order to Cease and Desist with the OTS.

10.2	First Community Bank of America’s Stipulation and Consent to the Issuance of an Order to Cease and Desist.

10.3	First Community Bank Corporation of America’s Order to Cease and Desist with the OTS.

10.4	First Community Bank Corporation of America’s Stipulation and Consent to the Issuance of an Order to Cease and Desist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Community Bank Corporation of America
(Registrant)

Date: March 1, 2011

	By:	/s/ Kenneth P. Cherven
Kenneth P. Cherven
President & Chief Executive Officer

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